As filed with the Securities and Exchange Commission on June 5, 2007

Registration No. 333-139342

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANSELL LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Victoria, Australia	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Level 3, 678 Victoria Street

Richmond, Victoria, 3121, Australia

(Address of Principal Executive Offices)

Ansell Limited

Long-Term Incentive Plan

(Full Title of the Plan)

William G. Reilly, Jr., Esq.

Senior Vice President and General Counsel

Ansell Healthcare Products LLC

200 Schulz Drive

Red Bank, New Jersey 07701

(Name and Address of Agent for Service)

(732) 345-5947

(Telephone Number, Including Area Code, of Agent For Service)

Copy of all communications to:

Stewart E. Lavey, Esq.

Drinker Biddle & Reath LLP

500 Campus Drive

Florham Park, NJ 07932

(973) 360-1100

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 is filed for the purpose of removing from registration under the Securities Act of 1933, as amended (the “Securities Act”), ordinary shares (the “Ordinary Shares”) of Ansell Limited (the “Registrant”) that the Registrant registered for issuance pursuant to the Ansell Limited Long-Term Incentive Plan (the “Plan”) and that remain unsold. The Ordinary Shares were registered under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 14, 2006, Registration No. 333-139342 (the “Registration Statement”).

In accordance with Rule 12h-6 under the Securities Exchange Act of 1934 (the “Exchange Act”), the Registrant intends to terminate the registration of Ordinary Shares under Section 12(g) of the Exchange Act, and its corresponding reporting obligations under the Exchange Act, by filing a Form 15F. Upon effectiveness of its Form 15F, the Registrant will meet the requirements set forth in Rule 701 under the Securities Act for the exemption for offers and sales of securities pursuant to the Plan. Therefore, the Registrant hereby removes from registration all of the securities of the Registrant registered under the Registration Statement and remaining unsold.

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Item 8.	Exhibits.

Exhibit No.	Description of Exhibit
24.1	Powers of Attorney of Peter L. Barnes, Glenn Barnes, Marissa Peterson and L. Dale Crandall (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8 filed on December 14, 2006 (Registration No. 333-139342))

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Red Bank, New Jersey, on this 5th day of June, 2007.

ANSELL LIMITED

By:	/s/ Douglas D. Tough
Name:	Douglas D. Tough
Title:	Chief Executive Officer

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas D. Tough Douglas D. Tough	Chief Executive Officer and Director	June 5, 2007

/s/ Rustom Jilla Rustom Jilla	Senior Vice President and Chief Financial Officer	June 5, 2007

/s/ Craig Cameron Craig Cameron	Principal Accounting Officer	June 5, 2007

* Peter L. Barnes	Chairman and Director	June 5, 2007

* Glenn Barnes	Director	June 5, 2007

Ronald J. Bell	Director

* L. Dale Crandall	Director	June 5, 2007

* Marissa Peterson	Director	June 5, 2007

/s/ Rustom Jilla Rustom Jilla	Authorized Representative in the United States	June 5, 2007

Douglas D. Tough hereby signs this Registration Statement on Form S-8 on behalf of each of the indicated persons for whom he is attorney-in-fact on June 5, 2007 pursuant to a power of attorney filed herewith.

*By:	/s/ Douglas D. Tough
Douglas D. Tough
Attorney-in-fact

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
24.1	Powers of Attorney of Peter L. Barnes, Glenn Barnes, Marissa Peterson and L. Dale Crandall (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8 filed on December 14, 2006 (Registration No. 333-139342))

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